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                                                               Exhibit 10(i)C(5)


                             GUARANTY OF COMPLETION

         THIS GUARANTY (this "GUARANTY") is executed as of July 3, 2002 by VORNADO REALTY L.P., a Delaware limited partnership (whether one or more collectively referred to as "GUARANTOR"), for the benefit of BAYERISCHE HYPO-UND VEREINSBANK AG, NEW YORK BRANCH, a German banking corporation organized under the laws of the Federal Republic of Germany, having an address at 622 Third Avenue, New York, New York 10017 ("HVB"), acting in its capacity as agent (HVB in such capacity, together with its successors and assigns in such capacity, "AGENT") for the ratable benefit of HVB, acting in its individual capacity, and any other co-lenders as may exist from time to time (collectively, with HVB, "LENDERS").

                              W I T N E S S E T H:


         WHEREAS, pursuant to that certain Building Loan Agreement, dated of even date herewith, between Borrower, Agent and Lenders (together with all extensions, renewals, modifications, substitutions and amendments thereof, the "BUILDING LOAN AGREEMENT"), Agent has agreed to administer and Lenders have agreed to make a building loan to 731 Commercial LLC and 731 Residential LLC, each a Delaware limited liability company (collectively, "BORROWER") in the principal amount of up to TWO HUNDRED MILLION and No/100 DOLLARS ($200,000,000.00) (the "BUILDING LOAN"), which Loan is evidenced by one or more Consolidated, Amended and Restated Building Loan Mortgage Note(s), dated of even date herewith, executed by Borrower and payable to the order of Lenders according to their respective ratable shares of the Loan (collectively, together with all extensions, renewals, modifications, substitutions and amendments thereof, the "BUILDING LOAN NOTE");

         WHEREAS, pursuant to that certain Supplemental Loan Agreement, dated of even date herewith, between Borrower, Agent and Lenders (together with all extensions, renewals, modifications, substitutions and amendments thereof, the "SUPPLEMENTAL LOAN AGREEMENT"), Agent has agreed to administer and Lenders have agreed to make a supplemental loan to Borrower in the principal amount of up to Two Hundred Fifteen Million Three Hundred Sixteen Thousand Eight Hundred Eighteen and No/100 Dollars ($215,316,818) (the "SUPPLEMENTAL LOAN"), which Supplemental Loan will be evidenced by one or more Consolidated, Amended and Restated Supplemental Mortgage Loan Note(s), made by Borrower and payable to the order of Lenders according to their respective ratable shares of the Loan (collectively, together with all extensions, renewals, modifications, substitutions and amendments thereof, the "SUPPLEMENTAL LOAN NOTE");

         WHEREAS, pursuant to that certain Project Loan Agreement, dated of even date herewith, between Borrower, Agent and Lenders (together with all extensions, renewals, modifications, substitutions and amendments thereof, the "PROJECT LOAN AGREEMENT" and together with the Building Loan Agreement and Supplemental Loan Agreement, collectively, the "LOAN AGREEMENT"), Agent has agreed to administer and Lenders have agreed to make a project loan to Borrower in the principal amount of up to Seventy Four Million Six Hundred Eighty Three Thousand One Hundred Eighty Two and No/100 Dollars ($74,683,182) (the "PROJECT

LOAN" and together with the Building Loan and the Supplemental Loan, collectively, the "LOAN"), which Project Loan will be evidenced by one or more Project Loan Mortgage Note(s), made by Borrower and payable to the order of Lenders according to their respective ratable shares of the Loan (collectively, together with all extensions, renewals, modifications, substitutions and amendments thereof, the "PROJECT LOAN NOTE" and together with the Building Loan Note and the Supplemental Loan Note, collectively, the "NOTE");

         WHEREAS, Lenders are not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to Lenders of the Guaranteed Obligations (as herein defined); and

         WHEREAS, Guarantor is the owner of an indirect interest in Borrower, and Guarantor will directly benefit from Lenders making the Loan to Borrower.

         NOW, THEREFORE, as an inducement to Lenders to make the Loan to Borrower and to extend such additional credit as Lenders may from time to time agree to extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                                   ARTICLE I

                          NATURE AND SCOPE OF GUARANTY

         1.1 GUARANTY OF OBLIGATION. Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

         1.2 DEFINITIONS. The following terms shall have the respective meanings set forth below. All other capitalized terms used herein and not otherwise defined, shall have the respective meanings assigned to them in the Building Loan Agreement.

         "COLLATERAL DISBURSEMENT CONDITIONS" shall have the meaning as set forth in the Cash Collateral Agreement.

         "COMPLETION COST OVERRUNS" shall have the meaning as set forth in the definition of Guaranteed Obligations, provided, however that if a Casualty shall have occurred at the Property prior to Completion of the Improvements (other than a Casualty resulting from an act of terrorism), then for the purpose of
Section 1.3(e) of this Guaranty, Completion Cost Overruns shall be calculated so as to also include the costs to complete the Restoration (determined by estimation of the Construction Expert, such estimation to include the estimated time to accomplish such Restoration) to the extent that the same exceeds the Net Proceeds received by Agent (whether or not applied in reduction of the Total
Debt) with respect to such Casualty and not theretofore disbursed to Borrower or Guarantor for the costs of Restoration.

         "COMPLETION COSTS" shall have the meaning as set forth in the definition of Guaranteed Obligations.

         "CONSTRUCTION EXPERT" shall mean a Person selected by Agent who meets the standards of an arbitrator under the American Arbitration Association Rules having at least ten (10) years of experience relating to construction of high rise office and residential buildings in Manhattan.

         "DEPOSITS" shall mean any funds of Borrower, other than Net Cash Flow Funds and Net Proceeds, that at the time in question are then on deposit with Agent pursuant to the terms of the Loan Documents, including any Cash Collateral.

         "FINAL COMPLETION DATE" shall mean January 3, 2008.

         "GUARANTEED OBLIGATIONS" shall mean the obligations or liabilities of Borrower to Lenders under the Loan Agreement (a) to achieve Completion of the Base Building Work on or before the Initial Maturity Date and to diligently pursue and achieve Completion of the Improvements on or before the Final Completion Date; and (b) to pay for all obligations, liabilities, costs and expenses incurred in connection with the Completion of the Improvements (including, without limitation, all Hard Costs, Soft Costs and Project Costs (as defined in the Project Loan Agreement)), and all interest on the Note and all Taxes and Other Charges that become due and payable prior to the Completion of the Improvements, but only to the extent that the foregoing costs and expenses, interest, Taxes and Other Charges (collectively, the "COMPLETION COSTS") exceed the respective undisbursed amounts (which shall include undisbursed Cash Collateral) (taking into consideration the assumptions made in the Loan Budget for the total period of time over which such Line Items were budgeted) set forth in the related Line Items for such Completion Costs in the Loan Budget (subject to such reallocation, if any, as is permitted in accordance with the Loan Agreement) (such excess, herein referred to as "COMPLETION COST OVERRUNS").

         "GUARANTOR DRAW CONDITIONS" shall mean:

                  (a) Guarantor shall have cured all existing Events of Default under the Building Loan Agreement and other Loan Documents (other than the Guaranty of Carry Obligations and the Guaranty of Limited Recourse Obligations made by Alexander's) that are susceptible of being cured by Guarantor within thirty (30) days after the applicable period of time afforded to Borrower for the curing of the Default under the Loan Documents that resulted in the Event of Default;

                  (b) the disbursement of Loan proceeds to Guarantor shall be secured by the Building Loan Mortgage, the Supplemental Loan Mortgage or the Project Loan Mortgage, as the case may be, with the priority intended with respect to all previous Loan Advances pursuant to the related Loan Agreement to Borrower;

                  (c) Guarantor shall pay for or fund all amounts that Borrower would be required to deposit with Agent pursuant to Section 2.1.11 of the Building Loan Agreement and the Project Loan Agreement so that the Loan remains in balance;

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                  (d) no monetary Default or Event of Default with respect to any Guaranty (as defined in the Building Loan Agreement) given by Guarantor shall be continuing following the date Guarantor has assumed responsibility for the Completion of the Improvements;

                  (e) Guarantor shall comply with Sections 2.1.4, 2.1.7, 2.1.8, 2.1.9, 2.1.10, 2.1.11, 2.1.12, 2.8.1, 2.9.2(a), 2.9.2(b), (c), (d), (f), (g),
(i), (j), (l), (n), (o), (p) and (q), 2.9.3(a), (b), (c), (d), (e), (f) and (g),
2.9.4 and 2.10 of the Building Loan Agreement with respect to any disbursements of Building Loan proceeds;

                  (f) Guarantor shall comply with Sections 2.1.8, 2.1.13, 2.9.1(a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (n), (o), (p)
and (r) and 2.10.1 of the Supplemental Loan Agreement with respect to any advances of Supplemental Loan proceeds and the Collateral Disbursement Conditions under the Cash Collateral Agreement with respect to any disbursements of Cash Collateral and the Collateral Disbursement Conditions under the Cash Collateral Agreement with respect to any disbursements of Cash Collateral; and

                  (g) Guarantor shall comply with Sections 2.1.8, 2.1.13, 2.9.1(a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (n), (o), (p)
and (r) and 2.10.1 of the Project Loan Agreement with respect to any advances of Project Loan proceeds.

         Provided, that for the purpose of determining satisfaction of the conditions pursuant to clause (e) above, the continued satisfaction by Guarantor of the conditions set forth in Sections 2.9.1(cc) and (dd) of the Building Loan Agreement and compliance with Section 2.9.2(g) of the Building Loan Agreement shall be subject to the provisions of paragraph (a) of this definition of Guarantor Draw Conditions, and for the purposes of determining satisfaction of the conditions pursuant to clauses (f) and (g) above, to the extent that the same incorporate the conditions set forth in Sections 2.9.1(cc) and (dd) (i.e., pursuant to Sections 2.9.1(k) and (l) of the Supplemental Loan Agreement and the Project Loan Agreement, respectively) and Section 2.9.2(g) of the Building Loan Agreement, the continued satisfaction by Guarantor of the conditions set forth in Sections 2.9.1(cc) and (dd) of the Building Loan Agreement and compliance with Section 2.9.2(g) of the Building Loan Agreement shall also be subject to the provisions of paragraph (a) of this definition of Guarantor Draw Conditions.

         "LOAN PURCHASE PRICE" shall have the meaning as set forth in Section 1.3(g) hereof.

         "OFFICER'S CERTIFICATE" shall mean a certificate delivered to Agent by Guarantor which is signed by an authorized officer of Guarantor (without recourse to said officer).

         "PERMITTED GUARANTOR DEFENSE" shall mean, with respect to the Guarantor, the defense of payment or the defense that Lenders failed to fund the Loan in accordance with the Loan Agreements, in either case, to the extent such defense is available to Borrower.

         "TERRORISM INSURANCE SHORTFALL" shall mean, as of the date of the Casualty resulting from an act of terrorism, the amount by which (a) the cost of Completion of the Improvements, as determined by the Construction Expert, such determination to be made in the manner hereinafter provided, exceeds (b) the sum of the undisbursed portion of the Loan and the Net Proceeds received by Agent by reason of such act of terrorism or which Agent would have

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received by reason of such act of terrorism had Borrower performed its obligations regarding terrorism insurance and Terrorism Coverage (as defined in the Building Loan Agreement) in accordance with the Building Loan Agreement.

         1.3 NATURE OF GUARANTY. (a) This Guaranty is an irrevocable, unconditional, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lenders with respect to the Guaranteed Obligations. This Guaranty may be enforced by Agent on behalf of Lenders and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

                  (b) Notwithstanding anything to the contrary set forth in this Guaranty, if Borrower shall abandon construction of the Improvements, shall fail to achieve Completion of the Base Building Work on or before the Initial Maturity Date or shall thereafter fail to diligently pursue and achieve Completion of the Improvements, or shall fail to pay all Completion Costs, or shall otherwise be in Default under the Building Loan Agreement or other Loan Documents in any material respect, or if for any other reason, Guarantor may be required to perform under this Guaranty, then Guarantor shall have the right to assume all responsibility for the performance of the Completion of the Base Building Work on or before the Initial Maturity Date and Completion of the Improvements on or before the Final Completion Date and for the payment of all Completion Costs (to the extent that the same exceeds the respective undisbursed amounts (which shall include undisbursed Cash Collateral) set forth in the related Line Items for such Completion Costs in the Loan Budget (subject to such reallocation, if any, as is permitted in accordance with the Loan Agreement)) in connection therewith. For purposes of this Guaranty, Guarantor shall have the same rights to make reallocations of the Budget Line Items as Borrower is entitled to make under the Loan Agreement.

                  (c) If Guarantor so elects to assume all responsibility to achieve Completion of the Improvements as provided herein, Guarantor shall provide Agent with notice of such election, which notice may not be given later than twenty (20) days after the date that Agent provides notice to Guarantor that Agent will require Guarantor to perform under this Guaranty. Notwithstanding the foregoing, Guarantor may at any time thereafter elect to discontinue its responsibility to accomplish Completion of the Base Building Work on or before the Initial Maturity Date and Completion of the Improvements on or before the Final Completion Date by delivering notice of such election to Agent, in which event the provisions of Section 1.3(e) hereof shall apply.

                  (d) By acceptance of this Guaranty, Agent and Lenders agree that, so long as Guarantor shall continue to perform under this Guaranty and the Guarantor Draw Conditions are satisfied, Guarantor shall be entitled (i) to requisition and draw all the undisbursed portions of the Loan funds pursuant to the Loan Budget (subject to the terms of the Loan Agreement governing reallocations of budgeted Line Items) (but not in excess of the Maximum Loan Commitment Amount or, if applicable, the Special Loan Cap Amount), and each Lender shall disburse its Ratable Share of such Loan proceeds to Guarantor for the purpose of (and to the

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extent necessary for) achieving Completion of the Improvements substantially in accordance with the Plans and Specifications and (ii) to disbursement by Agent of any and all Deposits (to the extent that Borrower would have been entitled to such disbursement under the Loan Agreement to pay for Completion Costs if no material Default and no Event of Default then existed). In addition, in the event that a Casualty occurs, then provided that Guarantor assumes responsibility for the completion of the Restoration (as well as the Completion of the Improvements as required herein), Agent and Lenders agree that, so long as Guarantor shall continue to perform under this Guaranty and the conditions (other than the absence of any material Default or any Event of Default) for the disbursement of Net Proceeds have been satisfied, Guarantor shall be entitled to disbursement of the Net Proceeds held by Agent (as "Mortgagee" under the Mortgage, rather than as "Insurance Trustee" under the Offering Plan) under the Loan Agreement to pay for the costs of Restoration.

                  (e) If (i) Guarantor shall fail or refuse to perform, or continue performance of, all of the obligations of achieving Completion of the Base Building Work on or before the Initial Maturity Date and diligently pursuing and achieving Completion of the Improvements on or before the Final Completion Date as provided herein, (ii) there shall be any material cessation in the construction of the Improvements for a period of twenty (20) consecutive Business Days unless due to Force Majeure or (ii) an event of the nature described in Section 9.1(a)(vii) or (viii) of the Building Loan Agreement shall occur with respect to Guarantor, then in any such case, as Lenders' sole and exclusive remedy under this Guaranty with respect to the Guaranteed Obligations, Agent on behalf of Lenders shall have the right to recover from Guarantor the estimated amount (as hereinafter determined) of the Completion Cost Overruns (it being agreed that Lenders shall not be required to complete the Improvements prior to recovering the same) plus any and all amounts due pursuant to Section
1.8 of this Guaranty, together with interest, at the Default Rate, on such amounts, in the case of such estimated amount, from the date determined by the Construction Expert as hereinafter provided until the date paid, and in the case of amounts due pursuant to Section 1.8 of this Guaranty, from the date such expense was incurred until the date paid. Such estimated amount shall be determined (such determination to include a determination of the estimated time to accomplish Completion of the Base Building Work and Completion of the Improvements and, if applicable, any Restoration required at the Property as a result of any Casualty (other than a Casualty resulting from an act of terrorism)), by the Construction Expert. Guarantor agrees that any amount estimated by the Construction Expert as aforesaid (including any determination of the estimated time to accomplish Completion of the Base Building Work and Completion of the Improvements and any such Restoration, and any determination by the Construction Expert with respect to industry practices, shall be conclusive for purposes of determining Guarantor's liability hereunder. If Lenders recover the Completion Cost Overruns based upon a determination of the estimated amount thereof in accordance with the provisions hereof plus any and all amounts due pursuant to Section 1.8 of this Guaranty, together with interest thereon at the Default Rate as hereinabove provided, Guarantor shall have no further liability under this Guaranty. If such Completion Cost Overruns included payment by Borrower of an estimated amount for the cost of Restoration prior to any Net Proceeds being received by Agent and, accordingly, without deduction for any Net Proceeds in determining such Completion Cost Overruns, and if, after payment by Guarantor of all amounts payable by it pursuant to the immediately preceding sentence, Agent subsequently receives any Net Proceeds pursuant to the Loan Documents, Agent shall disburse to Guarantor

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such Net Proceeds but only up to the estimated cost of Restoration included by the Construction Expert in its determination of Completion Cost Overruns.

                  (f) Notwithstanding anything to the contrary in this Guaranty, Guarantor shall be relieved of any further liability under this Guaranty and this Guaranty shall terminate and be of no further force or effect if any of the following occur:

                           (i) Lenders shall fail to fund any Loan proceeds or disburse any Net Proceeds or Deposits if required to do so pursuant to the terms of this Guaranty;

                           (ii) provided that Guarantor is performing all of its obligations under this Guaranty, Agent or Lenders shall (A) take any action (other than through Guarantor) to complete the Improvements which materially and adversely interferes with or impairs Guarantor's ability to perform its obligations under this Guaranty; or (B) terminate or modify in any material and adverse respect any Construction Contracts; or

                           (iii) a Casualty shall have occurred at the Property resulting from an act of terrorism unless, within sixty (60) days after the occurrence of such Casualty, Agent on behalf of the Lenders, shall have agreed to pay to Guarantor the Terrorism Insurance Shortfall (the "TERRORISM SHORTFALL ADVANCES") such agreement to be evidenced by notice to Guarantor given within such sixty (60) day period. In the event Agent, on behalf of the Lenders, shall have so agreed, Guarantor shall not be relieved of any further liability under this Guaranty and shall have no right to terminate this Guaranty. The Terrorism Shortfall Advances shall be paid by Agent to Guarantor in the same manner as Net Proceeds are paid pursuant to this Guaranty provided such Terrorism Shortfall Advances shall be made only after the Loan proceeds which are then available for disbursement shall have been fully disbursed to Guarantor.

                  (g) Notwithstanding anything in this Guaranty to the contrary, if Agent shall at anytime require Guarantor to perform under this Guaranty, Guarantor shall have the right to purchase, in whole but not in part, the Loan for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due under the Loan Documents (including, without limitation, any late charges, breakage costs, default interest, advances and post-petition interest), any protective advances made by Lenders and any interest charged by Lenders on any advances for monthly payments of principal and/or interest on the Loan and/or on any protective advances), including all costs and expenses (including reasonable legal fees and expenses) actually incurred by Agent on behalf of Lenders in enforcing the terms of the Loan Documents (the "LOAN PURCHASE PRICE"). Concurrently with payment to Agent (for

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the ratable benefit of Lenders) of the Loan Purchase Price, provided that
Guarantor shall assume any and all obligations of Agent and/or Lenders that may thereafter arise under the Loan Documents (including, without limitation, any continuing funding obligations), Agent and/or Lenders (as applicable) shall deliver or cause to be delivered to Guarantor all Loan Documents held by or on behalf of Lenders and will execute in favor of Guarantor or its designee assignment and assumption documentation, in form and substance reasonably acceptable to Guarantor, at the sole cost and expense of Guarantor, to assign the Loan and its rights under the Loan Documents without recourse, representations or warranties (express or implied) whatsoever, other than a representation that Agent and/or Lenders are the holders and owners of the Loan Documents free and clear of all liens and encumbrances. The right of Guarantor hereunder to purchase the Loan shall automatically terminate upon a transfer of the Premises by foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure. Upon payment to Agent (for the ratable benefit of Lenders) of the Loan Purchase Price and of any and all amounts due pursuant to Section
1.8 of this Guaranty, Guarantor shall have no further liability under this Guaranty.

         1.4 GUARANTEED OBLIGATIONS NOT REDUCED BY OFFSET. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Agent and Lenders hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense (other than any Permitted Guarantor Defense) of Borrower or any other party against Agent and/or Lenders or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

         1.5 PAYMENT BY GUARANTOR. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, within ten (10) Business Days after demand by Agent and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Agent at Agent's address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof. If the amount due on the Guaranteed Obligations is not paid to Agent as aforesaid within ten (10) Business Days after demand by Agent, the same shall bear interest at the Default Rate from the date of demand until the date the amount demanded has been paid (which interest shall be included within the meaning of Guaranteed Obligations).

         1.6 NO DUTY TO PURSUE OTHERS. It shall not be necessary for Agent or Lenders (and Guarantor hereby waives any rights which Guarantor may have to require Agent or Lenders), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other person,
(ii) enforce Agent's or Lenders' rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Agent's or Lenders' rights against any other guarantors of the Guaranteed Obligations, (iv) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Agent or Lenders against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations. Neither Agent nor Lenders shall be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

         1.7 WAIVERS. Guarantor agrees to the provisions of the Loan Documents and hereby waives notice of (i) any loans or advances made by Agent or Lenders to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note, the Mortgage, the Loan Agreement or of any other Loan Documents,
(iv) the execution and delivery by Borrower, Agent and Lenders of any other loan or credit agreement or of Borrower's execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Property, (v) the occurrence of any breach by Borrower or an Event of Default, (vi) any Lender's transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Borrower, or
(ix) any other action at any time taken or omitted by Agent or Lenders and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed.

         1.8 PAYMENT OF EXPENSES. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, within five (5) Business Days after demand by Agent, pay Agent for all reasonable out-of-pocket costs and expenses (including reasonable court costs and attorneys' fees) incurred by Agent in the enforcement hereof or the preservation of Agent's and Lenders' rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

         1.9 EFFECT OF BANKRUPTCY. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, Lenders must rescind or restore any payment or any part thereof received by Lenders in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lenders or Agent on Lenders' behalf shall be without effect and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor's obligations hereunder shall not be discharged except by Guarantor's performance of such obligations and then only to the extent of such performance.

         1.10 WAIVER OF SUBROGATION, REIMBURSEMENT AND CONTRIBUTION. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives its rights to enforce any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Agent and/or Lenders), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise, and subordinates any and all of such rights, in all cases, until the Loan is paid in full.

         1.11 BORROWER. The term "BORROWER" as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower.

                                   ARTICLE II

                      EVENTS AND CIRCUMSTANCES NOT REDUCING
                     OR DISCHARGING GUARANTOR'S OBLIGATIONS

         Guarantor hereby consents and agrees to each of the following and agrees that Guarantor's obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

         2.1 MODIFICATIONS. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Mortgage, the Loan Agreement, the other Loan Documents or any other document, instrument, contract or understanding between Borrower and Agent and/or Lenders or any other parties pertaining to the Guaranteed Obligations or any failure of Agent or Lenders to notify Guarantor of any such action.

         2.2 ADJUSTMENT. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lenders or Agent on its behalf to Borrower or any Guarantor.

         2.3 CONDITION OF BORROWER OR GUARANTOR. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor or any changes in the shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

         2.4 INVALIDITY OF GUARANTEED OBLIGATIONS. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including without limitation the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law,
(ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note, the Mortgage, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) the Borrower has valid defenses (other than any Permitted Guarantor Defense), claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Note, the Mortgage, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason (other than any Permitted Guarantor Defense).

         2.5 RELEASE OF OBLIGORS. Any full or partial release of the liability of Borrower on the Guaranteed Obligations or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that Lenders will look to other parties to pay or perform the Guaranteed Obligations.

         2.6 OTHER COLLATERAL. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

         2.7 RELEASE OF COLLATERAL. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

         2.8 CARE AND DILIGENCE. The failure of Agent and/or Lenders or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Agent and/or Lenders (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or
(iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

         2.9 UNENFORCEABILITY. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

         2.10 OFFSET. The fact that the Note, the Guaranteed Obligations and the liabilities and obligations of the Guarantor to Lenders hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense (other than any Permitted Guarantor Defense) of Borrower against Agent and/or Lenders, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense

(other than any Permitted Guarantor Defense) arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

         2.11 MERGER. The reorganization, merger or consolidation of Borrower into or with any other Person.

         2.12 PREFERENCE. Any payment by Borrower to Agent and/or Lenders is held to constitute a preference under bankruptcy laws or for any reason Lenders is required to refund such payment or pay such amount to Borrower or someone else.

         2.13 OTHER ACTIONS TAKEN OR OMITTED. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever (other than actions that constitute Permitted Guarantor Defenses), whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         To induce Agent to enter into the Loan Documents and Lenders to enter into the Loan Agreement and extend credit to Borrower, Guarantor represents and warrants to Agent and Lenders as follows:

         3.1 BENEFIT. Guarantor is an Affiliate of Borrower, is the owner of an indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the Loan to Borrower.

         3.2 FAMILIARITY AND RELIANCE. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

         3.3 NO REPRESENTATION BY LENDERS. Neither Agent nor Lenders nor any other party has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty.

         3.4 GUARANTOR'S FINANCIAL CONDITION. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is and will be solvent and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

         3.5 LEGALITY. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default in any material respect (or an event which with notice or lapse of time or both would constitute a default in any material respect) under, or result in the breach in any material respect of, any indenture, mortgage, charge, lien, or any material contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

         3.6 CONSENTS. No consent, approval, authorization or order of any court or Governmental Authority or other Person is required for the execution, delivery and performance by Guarantor of, or compliance by Guarantor with, this Guaranty or the consummation of the transactions contemplated hereby, other than those which have been obtained by Guarantor.

         3.7 LITIGATION. There is no action, suit, proceeding or investigation pending or, to Guarantor's knowledge, threatened against Guarantor in any court or by or before any other Governmental Authority, or labor controversy affecting Guarantor or any of its properties, businesses, assets or revenues, which would reasonably be expected to (i) materially and adversely affect the ability of Guarantor to carry out the transactions contemplated by this Agreement, (ii) materially and adversely affect the value of its property, (iii) impair the use and operation of its property or (iv) impair Guarantor's ability to pay its obligations in a timely manner.

         3.8 NO PLAN ASSETS. As of the date hereof and throughout the term of the Loan (a) Guarantor is not and will not be an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) none of the assets of Guarantor constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3 101, (c) Guarantor is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA and (d) transactions by or with Guarantor are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

         3.9 FINANCIAL AND OTHER INFORMATION. All financial data that have been delivered to Agent and/or Lenders in respect of Guarantor (i) are true, complete and correct in all material respects as of the date of the statements containing such data, (ii) accurately represent the financial condition of Guarantor as of the date of the statements containing such data, and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Guarantor does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Guarantor and reasonably likely to have a materially adverse effect on Guarantor, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of Guarantor from that set forth in said financial statements. All documents furnished to Agent and/or Lenders by or on behalf of Guarantor, as part of or in support of the Loan application or pursuant to this Guaranty or any of the other Loan Documents, are true, correct, complete in all material respects and accurately represent the matters to which they pertain as of the dates made and there have been no materially adverse changes with respect to such matters since the respective dates thereof.

         3.10 TAX FILINGS. Guarantor has filed (or has obtained effective extensions for filing) any federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Guarantor.

         3.11 SURVIVAL. All representations and warranties made by Guarantor herein shall survive the execution hereof.

                                   ARTICLE IV

                                    COVENANTS

         4.1 FINANCIAL REPORTING. (a) Guarantor shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with GAAP, reflecting the financial affairs of Guarantor. Agent shall have the right during the continuance of an Event of Default from time to time during normal business hours upon reasonable notice to Guarantor to examine such books and records at the office of Guarantor or other Person maintaining such books and records and to make such copies or extracts thereof as Agent shall desire.

                  (b) Guarantor shall furnish Agent annually, within ninety days following the end of each Fiscal Year, a complete copy of Guarantor's annual financial statements audited by a nationally recognized accounting firm (other than Arthur Andersen) prepared in accordance with GAAP, including, without limitation, statements of (i) assets and liabilities and net worth, (ii) income and expense and (iii) cash flow for such Borrower, together with a copy of Guarantor's Form 10K.

                  (c) Guarantor shall furnish Agent quarterly, within forty five
(45) days following the end of each quarter (other than the fourth quarter), unaudited, quarterly financial statements for Guarantor, including, without limitation, quarterly and year to date statements of (i) assets and liabilities and net worth, (ii) income and expense and cash flow for Guarantor, with a balance sheet for Guarantor prepared in accordance with GAAP, together with a copy of Guarantor's Form 10Q.

                  (d) Guarantors' financial statements delivered pursuant to
Section 4.1(b) and (c) shall be accompanied by an Officer's Certificate (i) stating that (A) to the best knowledge of the Person executing such Officer's Certificate, such financial statements present fairly, in all material respects, the financial condition and the results of operations of Guarantor and (B) the financial covenants contained in Section 4.2 are satisfied and (ii) setting forth the calculations for the Revolving Credit Financial Covenants (defined below).

         4.2 FINANCIAL COVENANTS. (a) For the purposes of this Section 4.2, capitalized terms used in the financial covenants contained in paragraph (b) below shall have the respective meanings set forth in that Revolving Credit Agreement dated as of March 21, 2000 among Guarantor, as Borrower, Vornado Realty Trust, as General Partner, UBS AG, Stamford Branch, as Bank, the other banks party thereto, each as a Bank, UBS AG, Stamford Branch, as Administrative Agent, Citicorp Real Estate, Inc., as Syndication Agent, The Chase Manhattan Bank, as Syndication Agent, and Bank of America, N.A. as Documentation Agent (as amended and as it may be further amended, modified or replaced, the "REVOLVING CREDIT AGREEMENT") as of the date hereof.

                  (b) Subject to subsection (c) below, Guarantor covenants and agrees to satisfy and comply with all of the Guarantor's financial covenants set forth in Guarantor's Revolving Credit Agreement, as amended, modified or replaced in accordance with subsection (c) below (such covenants, as they may be amended, modified or replaced, the "REVOLVING CREDIT FINANCIAL COVENANTS"). The Guarantor hereby represents that as of the date hereof, the following are the Revolving Credit Financial Covenants and agrees that as of the end of any fiscal quarter (or as otherwise specified below) while this Guarantee is in force and effect, the Guarantor will not permit:

         (i) Equity Value. At any time, Equity Value to be less than Two Billion Dollars ($2,000,000,000).

         (ii) Relationship of Total Outstanding Indebtedness to Capitalization Value. At any time, Total Outstanding Indebtedness to exceed sixty percent (60%) of Capitalization Value.

         (iii) Relationship of Combined EBITDA to Interest Expense. At any time, the ratio of (1) Combined EBITDA to (2) Interest Expense, each for the most recently ended calendar quarter, to be less than 2.00 to 1.00.

         (iv) Relationship of Combined EBITDA to Total Outstanding Indebtedness. At any time, the ratio (expressed as a percentage) of (1) Combined EBITDA for the most recently ended calendar quarter, annualized (i.e., multiplied by four (4)), to (2) Total Outstanding Indebtedness as of the end of such quarter, to be less than fifteen percent (15%). For the purposes of this
     Section 8.04, for any acquisition or Disposition of any asset or assets during such calendar quarter, (a) in the case of an acquisition, Combined EBITDA will include actual Combined EBITDA generated from such asset or assets, annualized based upon the number of days in such calendar quarter that such asset or assets are owned by Borrower and (b) in the case of a Disposition, Combined EBITDA will be reduced by actual Combined EBITDA generated from such asset or assets.

         (v) Unsecured Debt Yield. At any time, Unsecured Debt Yield to be less than twelve percent (12%).

         (vi) Relationship of Combined EBITDA to Fixed Charges. At any time, the ratio of Combined EBITDA to Fixed Charges, each for the most recently ended calendar quarter, to be less than 1.60 to 1.00.

         (vii) Relationship of Unencumbered Combined EBITDA to Unsecured Interest Expense. At any time, the ratio of Unencumbered Combined EBITDA to Unsecured Interest Expense, each for the most recently ended calendar quarter, to be less than 1.50 to 1.00.

                  (c) All computations with respect to the foregoing financial covenants shall be subject to the reasonable approval of the Agent; provided however, computations approved under the Revolving Credit Agreement and computations for which approval is not required by the Revolving Credit Agreement shall be deemed approved hereunder. In the event that the Revolving Credit Financial Covenants are at any time amended, then, provided that Guarantor shall have given notice of such amendment to Agent as hereinafter required, the foregoing covenants set forth in clauses (i) through (vii) above (such covenants, the "GUARANTOR'S FINANCIAL COVENANTS"), shall automatically be amended to the same extent. In the event that the Revolving Credit Agreement is at any time replaced, then, provided that Guarantor shall have given notice of such replacement to Agent as hereinafter required, the foregoing Guarantor's Financial Covenants, shall automatically be amended to be as set forth in such replacement. In the event that the Revolving Credit Agreement is terminated, Guarantor covenants and agrees to satisfy and comply with all of the Guarantor's financial covenants (collectively, the "BOND COVENANTS") that apply under any bond indenture (the "INDENTURE") entered into by Guarantor in connection with the issuance by Guarantor of any corporate senior unsecured bonds, which Bond Covenants shall thereafter constitute Guarantor's Financial Covenants under this Guaranty, and if no such bonds are outstanding at the time of such termination, then the Revolving Credit Financial Covenants immediately prior to such termination shall continue as the Guarantor's Financial Covenants under this Guaranty. Guarantor shall provide the Agent with prompt notice of any such amendment of the Revolving Credit Financial Covenants or replacement or termination of the Revolving Credit Agreement or amendment of any Bond Covenants.

         4.3 INTENTIONALLY OMITTED.

         4.4 INTENTIONALLY OMITTED.

         4.5 PRINCIPAL PLACE OF BUSINESS. Guarantor shall not change its chief executive office or chief place of business, which as of the date hereof is 888 Seventh Avenue, New York, New York 10019, without giving Agent prompt notice.

         4.6 ERISA. (a) As used herein, "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  (b) Guarantor shall deliver to Agent such certifications or other evidence from time to time throughout the term of the Loan, as requested by Agent in its sole discretion, that (A) Guarantor is not and will not be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of

Section 3(32) of ERISA; (B) Guarantor is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

         (i) Equity interests in Guarantor are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

         (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Guarantor are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

         (iii) Guarantor qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or
     (e).

         4.7 Assignment and Participations. Guarantor agrees to execute, within ten (10) days after request therefor is made by Agent, any documents and/or estoppel certificates reasonably requested by Agent in connection with any participation or assignment made by any Lender pursuant to Section 10.24 of the Building Loan Agreement, without charge; provided that such documents and/or estoppel certificates do not expand the liability or obligations of Guarantor or reduce such assignee's or participant's obligations.

                                   ARTICLE V

                      SUBORDINATION OF CERTAIN INDEBTEDNESS

         5.1 SUBORDINATION OF ALL GUARANTOR CLAIMS. As used herein, the term "GUARANTOR CLAIMS" shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor's payment of all or a portion of the Guaranteed Obligations. After the occurrence of an Event of Default or during a Cash Trap Period (except as otherwise expressly permitted pursuant to Section 4.2.12 of the Building Loan Agreement), Guarantor shall not receive or collect, directly or indirectly, from Borrower any amount upon the Guarantor Claims until (i) the Loan has been paid in full or such Event of Default has been cured or waived in writing by Agent on behalf of Lenders and (ii) such Cash Trap Period no longer continues. Notwithstanding the foregoing provisions of this Section 5.1, the terms and provisions of the Intercreditor and Subordination Agreement and the Subordination of Development Fees shall govern with respect to the Guarantor Claims expressly covered thereby.

         5.2 CLAIMS IN BANKRUPTCY. In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceedings involving

Guarantor as debtor, Agent shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Agent for the benefit of Lenders. Should Agent receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to Guarantor and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then, upon payment to Agent in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lenders to the extent that such payments to Agent on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Agent had not received dividends or payments upon the Guarantor Claims.

         5.3 PAYMENTS HELD IN TRUST. In the event that, notwithstanding anything to the contrary in this Guaranty, during the continuance of an Event of Default or a Cash Trap Period. Guarantor should receive any funds, payment, claim or distribution from Borrower which is prohibited by this Guaranty or the Loan Agreement, Guarantor agrees to hold in trust for Agent an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Agent, and Guarantor covenants promptly to pay the same to Agent.

         5.4 LIENS SUBORDINATE. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Agent or Lenders presently exist or are hereafter created or attach. Until Lenders have been paid in full, without the prior written consent of Agent, Guarantor shall not (i) exercise or enforce any creditor's right it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any liens, mortgage, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 WAIVER. No failure to exercise, and no delay in exercising, on the part of Agent and/or Lenders, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Agent and Lenders hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

         6.2 NOTICES. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a "NOTICE") required, permitted, or desired to be given hereunder shall be in writing sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 10.6. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

               If to Agent:         HVB Real Estate
                                    622 Third Avenue
                                    New York, New York  10017
                                    Attention:  Mr. Robert Dowling
                                    Facsimile No. (212) 672-5527

               with a copy to:      Cadwalader, Wickersham & Taft
                                    100 Maiden Lane
                                    New York, New York  10038
                                    Attention:  John M. Zizzo, Esq.
                                    Facsimile No. (212) 504-6666

               If to Lenders:       at their respective addresses set
                                    forth in the Loan Agreement

               If to Guarantor:     Vornado Realty, L.P.
                                    888 Seventh Avenue
                                    New York, New York  10019
                                    Attention: Chief Financial Officer
                                    Facsimile No.: (212) 894-7070

               With a copy to:      Sullivan & Cromwell
                                    125 Broad Street
                                    New York, New York  10004
                                    Attention:  Gary Israel, Esq.
                                    Facsimile No.:  (212) 558-3588

         6.3 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America. Any legal suit, action or proceeding against

Agent and/or Lenders or Guarantor arising out of or relating to this Guaranty may at Agent's and/or Lenders' option be instituted in any Federal or State court in the City of New York, County of New York, pursuant to Section 5-1402 of the New York General Obligations Law and Guarantor waives any objections which it may now or hereafter have based on venue and/or forum non conveniens of any such suit, action or proceeding, and Guarantor hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Guarantor does hereby designate and appoint:

                      Vornado Realty Trust
                      888 Seventh Avenue
                      New York, New York  10019

as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any Federal or State court in New York, New York, and agrees that service of process upon said agent at said address and written notice of said service mailed or delivered to Guarantor in the manner provided herein shall be deemed in every respect effective service of process upon Guarantor in any such suit, action or proceeding in the State of New York.

         6.4 INVALID PROVISIONS. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

         6.5 AMENDMENTS. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

         6.6 PARTIES BOUND; ASSIGNMENT; JOINT AND SEVERAL. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lenders, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

         6.7 HEADINGS. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

         6.8 RECITALS. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

         6.9 COUNTERPARTS. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature


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
of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

         6.10 RIGHTS AND REMEDIES. If Guarantor becomes liable for any Indebtedness owing by Borrower to Lenders, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Agent and Lenders hereunder shall be cumulative of any and all other rights that Agent and/or Lenders may ever have against Guarantor. The exercise by Agent of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

         6.11 ENTIRETY. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR, AGENT AND LENDERS WITH RESPECT TO GUARANTOR'S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR, AGENT AND LENDERS AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR, AGENT AND LENDERS, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR, AGENT AND LENDERS.

         6.12 WAIVER OF RIGHT TO TRIAL BY JURY. GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE MORTGAGE, THE LOAN AGREEMENT, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. AGENT IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

         6.13 INTENTIONALLY OMITTED.

         6.14 REINSTATEMENT IN CERTAIN CIRCUMSTANCES. If at any time any payment of any amount payable by the Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

                         [NO FURTHER TEXT ON THIS PAGE]

                  EXECUTED as of the day and year first above written.

                                      GUARANTOR:

                                      VORNADO REALTY L.P.,
                                      a Delaware limited partnership

                                      By:  Vornado Realty Trust,
                                           a Maryland business trust


                                           By: /s/ Joseph Macnow
                                               --------------------------------
                                               Name:  Joseph Macnow
                                               Title: Executive Vice President-
                                                      Finance and Administration